Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33-21699, File No. 33-45386, File No. 33-75256 and File No. 333-39567.


ARTHUR ANDERSEN LLP



Minneapolis, Minnesota,
December 20, 2000